UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2022

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)
New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad St., Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets

On March 15, 2022, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 20, 2021, by and among Hexion Holdings Corporation, a Delaware corporation (the “Company”), the indirect parent of Hexion Inc., ASP Resins Intermediate Holdings, Inc., a Delaware corporation (“Buyer”) and an affiliate of American Securities LLC, and ASP Resins Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Buyer.

At the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of common stock of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (other than dissenting shares and shares owned by the Company, Buyer, Merger Sub or any direct or indirect wholly owned subsidiary of Buyer or Merger Sub) was converted into the right to receive $30.00 (“Merger Consideration”) in cash, without interest. All such shares of Common Stock were automatically cancelled and retired and ceased to exist.

At the Effective Time and as a result of the Merger, each restricted stock unit relating to shares of Common Stock (each, a “Company RSU”), other than the Company PSUs (as defined below) that were outstanding under the Hexion Holdings Corporation 2019 Omnibus Incentive Plan and each restricted cash unit relating to shares of Common Stock (each, a “Company RCU”), other than the Company PCUs (as defined below), in each case whether or not vested, were cancelled in exchange for the right to receive, within 15 business days following the Effective Time, an amount in cash (without interest) equal to the product of the Merger Consideration and the number of shares of Common Stock represented by such Company RSU or Company RCU.

Any Company RSU and any Company RCU for which the number of shares of Common Stock underlying such award is determined based on the satisfaction of performance conditions (each, a “Company PSU” and “Company PCU,” respectively, and together the “Performance Awards”) were deemed to have vested or been earned, as applicable, as follows:

(i) for Performance Awards granted in 2019, as if a VWAP (as defined in the applicable award agreement) of $30.00 had been achieved; and

(ii) for Performance Awards granted in 2020 and 2021, at the applicable target amount (100%).

At the Effective Time, each outstanding Performance Award were cancelled in exchange for the right to receive, within 15 business days following the Effective Time, an amount in cash (without interest) equal to the product of the Merger Consideration and the number of vested or earned shares of Common Stock represented by such Performance Award.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission on December 20, 2021, and which is incorporated herein by reference.

Item 8.01.	Other Events.
On March 15, 2022, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference into this Item 8.01.

Item 9.01         Exhibits
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 20, 2021, by and among ASP Resins Intermediate Holdings, Inc., ASP Resins Merger Sub, Inc. and Hexion Holdings Corporation (incorporated by reference to Exhibit 2.1 of the Hexion Inc. Current Report on Form 8-K (file no. 001-00071) filed on December 20, 2020)

99.1	News Release dated March, 15 2022 titled “Hexion Holdings Closes Transaction with American Securities”
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	March 15, 2022	/s/ George F. Knight
George F. Knight
Executive Vice President, Chief Financial Officer